Exhibit 10.17
AMENDMENT NO. 7 TO AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP
     Amendment No. 7, dated as of February 9, 2010, (this “Amendment”), to the Sixth Amended and Restated Agreement of Exempted Limited Partnership, dated as of December 19, 2007, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Limited Partnership Agreement”), among TDS Investor (Cayman) GP Ltd., a Cayman Islands exempted company limited by shares, as General Partner, and the Limited Partners listed on the signature pages hereto as “Limited Partners” or “Management Limited Partners” and such other Persons as shall hereinafter become Partners as provided in the Limited Partnership Agreement.
W I T N E S S E T H:
     WHEREAS, Section 16.5 of the Limited Partnership Agreement permits the General Partner to enter into amendments or waivers to the Limited Partnership Agreement; and
     WHEREAS, the General Partner desires to amend the Limited Partnership Agreement on the terms set forth herein.
     NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1. Amendments
     (a) The definition of “Qualified Public Offering” in Exhibit A to the Limited Partnership Agreement is hereby replaced in its entirety with the following:
“Qualified Public Offering” means any firm commitment underwritten offering of common stock to the public in the United States, Canada, Switzerland or any member nation of the European Union (i) for which aggregate cash proceeds to be received by the IPO Corporation from such offering (without deducting underwriting discounts, expenses and commissions) are at least $200,000,000 (or foreign currency equivalent thereof) or for which aggregate cash proceeds to be received by either the Blackstone Group, the TCV Group or the OEP Group from such offering (without deducting underwriting discounts, expenses and commissions) are at least $50,000,000 (or foreign currency equivalent thereof), and (ii) pursuant to which such shares of common stock are authorized and approved for listing on any recognized stock exchange.”

     (b) The definition of “IPO Conversion” in Section 4.5(a) is hereby amended by deleting the words “a registered public offering pursuant to the Securities Act that is”.
Section 2. Governing Law
     THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, CAYMAN ISLANDS LAW.
Section 3. Headings
     Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 4. Notices
     All communications and notices hereunder shall be given as provided in the Limited Partnership Agreement.
Section 5. Severability
     The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
Section 6. Successors
     The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Amendment as a Deed effective the day and year first above written.

TDS Investor (Cayman) GP Ltd. as general partner of TDS Investor (Cayman) L.P.
By:

Authorized Signatory Name: Title: